Exhibit 23(b)

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
S-10327 Stockholm
Sweden

February 14, 2006

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in post-effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333- 131369) (the “Registration Statement”) of our opinion originally filed as an exhibit to the Registration Statement and to the reference to this firm under the heading “Validity of the Debt Securities” in the Prospectus, without admitting that we are “experts” under the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including such exhibit.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ ALAN S. DUNNING
Alan S. Dunning, a Partner